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                                                                   EXHIBIT 10.27


Date March 6, 2003

                                 LOAN AGREEMENT

PARTY A SHALL FOREMOST HAVE KNOWLEDGE TO THE FULL TEXT OF THE AGREEMENT AND HAVE A SINGLE COPY FOR RECORD.
(SHOULD ANY QUESTIONS ARISE, PLEASE DO NOT SIGN ON THIS AGREEMENT.)

Received by: (sealed: Kid Castle Internet Technology Corporation)

Date: March 11, 2003

Item    Medium-Term Loan       A/C No.        No.82166-7
                          Ratification No.    No.1010013

Checked by: (seal)            Prepared by: (seal)

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                                 Loan Agreement

                        (For Mortgage Car Loan Use Only)

This Loan Agreement is made by and between Party A: (affixed by Kid Castle Internet Technology Corporation) and Party B: the MACOTO Bank. Party A and Joint Guarantors (affixed by Wang, Kuo-An & Chiu, Yu-En) (hereinafter referred to as "Guarantors") provide Party B with a motor vehicle as the loan security under this Agreement with respect to a loan application with the agreed sum of Two Million New Taiwan Dollars. Both Parties and the Guarantors agree to abide by the terms and conditions set forth hereinafter:

1. The debt incurred shall come in effect on (March 11,2003) and the duration of this Agreement shall last for twenty-four months (i.e., commencing from March 11, 2003 to March 11, 2005).

2. The contracted amount shall be deposited in the amount of (intentionally blank) of Party A opened in Party B's Bank with A/C No. (intentionally blank) by Party B or made by either of the methods in the following two Clauses appointed by Party A:

         (A) A written cheque(s) of the Bank of Taiwan or of Bank of Party B written in favor of the payee from Party B, as the drawer (payee: (intentionally blank) ).

         (B) A remittance (deposit) into the bank account with A/C No. 24509000383 in the United World Chinese Commercial Bank, Hsintien Branch (Beneficiary Name: (intentionally blank) ).

3. The interests and deferred interests of the debt under this Agreement shall be repaid according to the following Clause:

                  (A) Through calculating at a fixed interest rate of 10% p.a, the deferred interests are in the same measure.

                  Upon any violation of the preceding provision of this Agreement, the interest rate shall be calculated at the rate of 5% p.a.

4. The repayment method of the principal and the interests of the debt taken out on this Agreement shall be made according to the following
         Clause:

                  (A) The principal and interests shall be paid monthly by means of the annuity method, commencing from the date of the debt incurred (i.e., once a month on an installment basis for twenty four periods in total with NT$92,290 per installment period).

                  Party B shall provide for Party A with the calculation method and a repayment table of the principal and the interests of the debt. In addition, Party B shall advise Party A of the inquiry method upon Party A's request.

                  Upon a violation of the provision of Clause (A), Party A may request for changing back to the repayment method according to Clause (A) at any time.

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         In addition to the said repayment method, Party A may repay the principal and interests in succession or in one lump sum prior to the due date.

5. In the event Party A shall repay the principal and the interests in succession or at a time prior to the expiration of the installment term, a penalty equivalent to 2% of the total of the early reimbursement for within six months of the debt term and such payment equivalent to 1% of the total of early reimbursement for more than six months shall be borne. The following conditions shall not be subject to the limits or restrictions thereupon, in the event other regulations shall apply, a prior notice shall be given to Party B (intentionally blank) days in advance upon the end of the first year of the debt term, or such repayment shall be at Party B's request.

6. Upon arrears of the principal or interests, Party A shall be liable for a default penalty by calculating the principal from the date of loan overdue and the interests from the due date of interests payable at the deferred interest rate prescribed in said Article based on deferred payments payable, and 10% interest rate shall also be imposed for the first six months from the date of loan overdue. In the event that the loan is more than six months overdue, a 20% interest rate shall be imposed for each month of the second sixth months as the penalty for the breach of this Agreement. (Party A and the Guarantors have full knowledge and agree to this Article are hereby to sign and affix seal:
         (sealed))

7. For convenience of the repayments of all debts under this Agreement (including the principal, interests, deferred interests and default penalties, etc.), Party B is hereby authorized to directly withdraw money from A/C No. (intentionally blank) of Party A in the (intentionally blank) account opened in the Bank of Party B for the debt repayment purpose taking this Agreement as an authorization. Such money withdrawal transferred by Party B shall not require any withdrawal slip(s) or cheque(s) to be retrieved back from Party A aftermath. In the event Party A shall confirm any error made during the money transfer by Party B, Party B shall be responsible for such correction(s). In the event the disposal amount is insufficient to cover the said total compensation, it shall be borne by Party A at once.

8. All debts under this Agreement refers to the Party A's debt affair with Party B, including bills, loans, advance payments, guarantees, credit card consumptions and all other related debts; further comprising the interests, deferred interests, penalties for breach of contract, damage compensation and all other expense incurred therefrom.

9. Upon the occurrence of one of the following situations, Party B need not issue a prior notice or warning, and is able to reduce both the contracted amount and the contracted period of term at any time, or regard the debts to be full due:

                  (A) Principals of any of the debt to be unpaid according to the Agreement;

                  (B) Applications for reconciliation or bankruptcy, discharge of debts in accordance with the Bankruptcy Law, non-acceptance announced by the Taiwan Clearing-House;

                  (C) Failure to implement the duties of guarantee as required;

                  (D) The heir to the declaration of limit or abandon the heritage, by reason of Party A's death;

                  (E) Under the announcement of the confiscation of the assets due to criminal act.

10. Upon the occurrence of one of the following situations regarding the debt affairs Party A has with Party B, in the event any notice or warning for improvement is given by Party B to Party A, Party B may reduce the contracted amount or reduce the contracted period of term, or regard the debts to be in full due:

                  (A) Interests of any of the debt unpaid according to the Agreement;

                  (B) The confiscation, destruction, reduction in value, or a deficit of the guaranteed object against debt responsibility;

                  (C) The actual debt used by Party A is inconsistent with the original purpose verified and approved by Party B;

                  (D) Due to compulsory executions, provisional seizure, provisional disposition and or other disposition of Party A that causes the failure of reimbursement to Party B;

                  (E) The cheques of Party A are bounced and such records are not written off;

                  (F) Reserved cheques[CHINESE CHARACTER] for repayments unable to be cashed in on due dates;

                  (G) Concrete evidence is found that the acquisition of this debt by Party A is a result of false report or statement, thereby causing the favorable audit by Party B, or any violation of the provision of this Agreement or bad credibility by Party A (e.g., the real estate provided for the loan application taken out as a second mortgage, etc.); thereupon Party B deems it necessary to defend its right to the debts.

11.      The offset method is prescribed as follows,

                  (A) In the event Party A fails to repay the principal and interests on schedules in accordance with this Agreement or upon any occurrence of loss of right to pay in installments prescribed in preceding Articles 9 or 10, Party B shall regard the debts to be full due in accordance with this Agreement, regardless of the nature or period of debt affairs; in addition, Party B shall have the right to directly compensate and offset all debts and all creditor's right of Party B from various savings (cheque account(s) of Party A shall be dealt in accordance with Clause (B) of this Article) in Party B's Bank held by Party A and Guarantors, excepting for other agreements or prohibitions by laws and decrees or by both Parties.

                  (B) Party A and the Guarantors have full knowledge and agree that the checking account transactions contract held with Party B, in the event the breach of contracts or agreement made between Party A and Party B, Party B thereby shall regard the debts to be fully due; once such condition is released, the contract of checking account transactions lost its effectiveness thereupon. Party B shall use the remaining savings in the checking account to make up and pay off the debts from Party A to Party B. In the event Party A and the Guarantors have other object(s) held by Party B, Party B have the right on the claim to a lien or an compensation.

                  (C) Implementation of the preceding Clauses to compensate the debts implies the effectiveness of debt cancellation upon compensating of debts from the bank accounts. At the same time, the deposit receipts, bankbooks, cheques, or any other vouchers, issued by Party B to Party A, loses their effectiveness within the range of the above-mentioned offsets. In the event the cash amount from the settlement of the guaranteed object is insufficient for the compensation of the debts, the law shall in turn handle it.

12. In the event that Party A fails to repay the principal interest on time in accordance to the Agreement or upon the occurrence of the loss of right of paying in installments as described in Article 9 or 10, Party B shall regard it as a due debt in accordance to the Agreement regardless to the nature of the debt affair. Party B shall have the mortgage rights of the Agreement as well as various documents of the Party A partially or wholly preserved by Party B to a third party at any time. In the event that the transference or the mortgage of the obligatory right requires both the cooperation of Party A and the Guarantor, Party A and the Guarantors shall proceed pertaining to the demand upon receiving a notice from Party B without any objection.

13. In the event the cheques, bills and written acknowledgement of indebtedness that have already been affixed, endorsed or cashed in by Party A has been destroyed due to unforeseeable circumstances, or has been subjected to forgery, Party B shall not be deemed as liable upon the identification of errors in the documents through the verification with the original copies held by Party A. Party B shall always have more than one copy of the original documents. Party B shall always make reasonable due effort to pay all the due debts when they are due; including any expenses, penalties and interests incurred and shall bear responsibilities once a delay in paying off of debt occurred. Party B shall always supply the due bills, loan certificates, etc, prior to the expiry date of the Agreement.

14. The Guarantors involved shall make verification that Party B is able to request payment from the Guarantors without compensation on the debts of the bond.

15. In the event the residential or the business address of either Party A, B and the Guarantors have been changed, Party A, B and the Guarantor should deliver a written notices or any message deliverance method agreed by the involving parties. Should either of the party failed to inform any other involving parties of such changes, a failure of deliverance of any relating documents, regardless of it being received by the intended receiver or not, will be regarded as received, which could cause interference in the involving parties concerned.

16. Any individual who holds Party A's bond receipts, certificate of possession provided by Party B and the original seals of Party A is seen as the agent of Party A, and upon presentation to Party B, for retrieval or replacement. Party B shall vehemently agree.

17. The Guarantors, along with Party A, shall be jointly held liable to all debt affair incurred in the middle of the Agreement in accordance with
         Article 272 of the Civil Laws.

18. In the event that Party A and the Guarantors violated any provisions of the Agreement, Party A and the Guarantors shall bore all the charges, including the attorney's fee and necessary expenses incurred by Party B, upon court action intervention resulting in lawsuits. Party A and the Guarantors are only exempted if Party B failed in the lawsuit.

19. Upon the total payment of the debt of Party A by the Guarantors, the rights to the possession of the bonds shall be passed to the Guarantors by the order of the law. In such cases, Party A may not have any objections.

20. The guaranteed object provided by Party A shall be obligated to Party B as the mortgagee. In addition, Party A shall claim for adding special article(s) for such mortgage on an insurance policy, acquire appropriate fire insurance or other insurance packages requested by Party B (e.g., credit insurance, etc.). Shall Party A delay in such insurance applications, Party B shall insure the said insurance on behalf of Party A. All advanced premiums incurred therefrom, shall be borne by Party A and reimbursed to Party B at once. Party B shall not bear the liability for such insurance and premiums. In the event when the guaranteed object is damaged and that related insurance companies shall reject or delay to compensate or cut short of the reimbursement by any reasons, Party A shall be liable for immediate repayment of the principal and interests of the debts, deferred interests, default penalties and all kinds of expenses incurred, or provide another guaranteed object, which is approved by Party B, without delay or using the incident of the accidental loss or damage as an excuse in avoiding responsibilities.

21. In the event Party B decided that the Guarantors has a credibility problem based on a concrete evidence (or upon any occurrence of Party A's loss of right to pay in installments prescribed in preceding Articles 9 or 10) and deemed that it be necessary to add or replace the Guarantors, a written notice should be written to Party A. The Guarantor may be relieved of his/her duty either partially or wholly once a new guarantor has been found and has signed on the Guarantor's Agreement or upon mutual agreement with other guarantors. However, should the new guarantor who has undertaken the contract be not responsible and has credibility problem, he/she should still be liable for the responsibilities to pay off all the debt of Party A prior to replacement. Only upon payment of all debts or through replacement can a guarantor be relieved of his duties and responsibilities.

22. Prior to the due payment of debts, should Party A think it be necessary to extend the payment date or pay the debt through installment, a written notice should immediately be submitted to the Guarantors. Upon receipt of the notice, the Guarantors shall agree to continue the agreed duty as mentioned in this Agreement.

23. The Guarantors agrees that whoever right of claims (within the limits of the succeeding original rights of Party B) and rights of subrogation obtained through partial repayment of debts of Party A shall be secondary to the Party B's right of residual claim.

24. In the event that Party A fails to perform the stated responsibilities in this Agreement, the Guarantors or any third party may take on the repayment of debts on the behalf of Party A.

         Should such cases arise, Party A shall make an agreement that Party B has provided mortgaged vehicle certificates and the related data of the Guarantors or the third party who may take the place of Party A, i.e., the right of subrogation, repayment of debts. Party A shall not have any objections.

25. Party A and the Guarantors authorize Party B hereby to record the date of the debt incurred on this Agreement; in addition, in the event of any occurrence of loss of right to pay in installments prescribed in preceding Articles 9 or 10, Party B shall fill out the due date(s) on another attached cheque(s) and shall be exempted from the notification liability in accordance with Article 89 of the Code of Negotiable Instrument, with the current Agreement as the certificate of empowerment. Party A and the Guarantors shall not have any objections.

26. In witness whereof, both Parties have hereunto made this Agreement in two copies, each Party shall hold an original copy and each Guarantor shall hold one duplicate copy of the Agreement for record.

27. In case of any disputes arising from this Agreement, both Parties agree that the case shall be subjected to the jurisdiction of Taipei District Court / Panchiao District Court as the court of first instance. The above occurrence may however be applicable to the consumer and the small claim court in accordance with Article 47 of the Consumer Protection Law or Article 436-9 of the Code of Civil Procedure.

28. Party A and the Guarantors shall agree for Party B to provide the dealing data between both Parties and the Guarantors to the Bank and Joint Credit Information Center. In the event that such dealing data provided by Party B contains incorrect data, Party B shall voluntarily correct and restore the data.

         Party B shall utilize the individual information provided by Party A and the Guarantors within the range of performing the objectives of this Agreement.

         Party B shall deal with the preceding personal information by computer process in accordance with the "Law of Protection of Personal Information Process by Computer" and related regulations.

29. Party B shall commission an agency to perform receivables on demand in the event of Party A's failure to repay the principal and the interests on schedules in accordance with this Agreement or upon any occurrence of loss of right to pay in installments prescribed in Articles 2 or 3 of "Other Agreed Clauses".

30. In the event shall Party A holds further inquiries about this Agreement, Party A may directly contact the customer service information of Party B at:

Tel: 02-2381-2160

Website: http://www.macotobank.com.tw)

         Party A and the Guarantors have full knowledge of and agree with the entire content of this Agreement on March 6, 2003, with signature and seal:

(The signatures and seals of the Borrower and the respective Guarantor(s) are attached on the reverse page)

(continued on the reverse page)

          SIGNATURES AND SEALS OF PARTY A AND JOINT GUARANTORS          GUARANTIES CONFIRMED
                                                                        OR VERIFIED BY (SEALS)
---------------------------------------------------------------------   ---------------------
Kid Castle Internet Technologies Corporation                              (sealed)
Date: March 6, 2003
Location: 8th Floor, 98 Ming Chuan Road, Hsintien City, Taipei County

Wang, Kuo-An                                                            (sealed)
Date: March 6, 2003
Location: (same as above)

Chiu, Yu-En                                                             (sealed)
Date: March 6, 2003
Location: (same as above)

(Intentionally blank)                                                   (Intentionally Blank)
Date: (Intentionally blank)
Location: (Intentionally blank)

(Intentionally blank)                                                   (Intentionally Blank)
Date: (Intentionally blank)
Location: (Intentionally blank)

This Agreement is made by Kid Castle Internet Technologies Corporation

     Party A (the Borrower)   : Wang, Kuo-An
     Business Uniform No.     : 70676630
     Address                  : 1st floor, 148 Chien Kuo Road, Hsintien City

     Party B (the Claimant)   : MOCOTO BANK
     The Chairman             : Lin, Cheng-Yi
     Right Representative     : MOCOTO BANK, Dan Feng Branch
                                Manager - Chang, Chih-Tsun
     Address                  : 665 Chung Cheng Road, Hsin Chuang City

     Joint Guarantor          : Wang, Kuo-An
     ID No.                   : A121216965
     Address                  : 8th Floor, 156 Chien Kuo Road, Hsintien City

     Guarantor                : Chiu, Yu-En
     ID No.                   : A121216698

Address             : 5th floor, No. 5, Lane 75, Ningpo West Street, Taipei City

Guarantor           : (Intentionally blank)
ID No.              : (Intentionally blank)
Address             : (Intentionally blank)

Guarantor           : (Intentionally blank)
ID No.              : (Intentionally blank)
Address             : (Intentionally blank)